EXHIBIT 21.1

AMERICREDIT CORP.

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Ownership %	State or Province of Incorporation or Organization

AmeriCredit Financial Services, Inc.	100%	Delaware
ACF Investment Corp.	100%	Delaware
AFS Funding Corp.	100%	Nevada
AFS SenSub Corp.	100%	Nevada
AFS Funding Trust	100%	Delaware
Americredit Corporation of California	100%	California
AmeriCredit Management Trust	100%	Delaware
AmeriCredit Consumer Discount Company	100%	Pennsylvania
AmeriCredit MTN Corp. V	100%	Delaware
AmeriCredit MTN Receivables Trust V	100%	Delaware
AmeriCredit Flight Operations, LLC	100%	Texas
AmeriCredit Financial Services of Canada Ltd.	100%	Ontario
AmeriCredit NS I Co.	100%	Nova Scotia
AmeriCredit NS II Co.	100%	Nova Scotia
AFS Management Corp.	100%	Nevada
AmeriCredit Finance Canada LP	100%	Alberta
AmeriCredit Funding Corp. XI	100%	Delaware
AmeriCredit Syndicated Warehouse Trust	100%	Delaware
AmeriCredit Consumer Loan Company, Inc.	100%	Delaware
ACAR Leasing Ltd.	100%	Delaware
APGO Trust	100%	Delaware
AmeriCredit Class B Note Funding Trust	100%	Delaware
AmeriCredit Class C Note Funding Trust	100%	Delaware
CAR Group, Inc.	100%	Delaware
Bay View Acceptance Corporation	100%	Nevada
Bay View Deposit Corporation	100%	Delaware
ALBI Trust	100%	Delaware
ALC Leasing Ltd.	100%	Delaware
Long Beach Acceptance Corp.	100%	Delaware
Long Beach Acceptance Receivables Corp.	100%	Delaware
Long Beach Acceptance Receivables Corp. Warehouse I	100%	Delaware